Exhibit 24(b)(8.134)

Third Amendment to the Selling and Services Agreement and Fund Participation
Agreement

This Third Amendment dated as of August 12, 2014 by and between ING Life Insurance and Annuity Company ("ING Life"), ING Institutional Plan Services, LLC ("ING Institutional"), ING Financial Advisers, LLC ("ING Financial") (collectively "ING"), and Thornburg Investment Management, Inc. ("Adviser") and Thornburg Securities Corporation ("Distributor") (together the "Fund Parties"), acting as agent for the registered open-end management investment companies listed in Schedule B whose shares are or may be underwritten by Distributor (each a "Fund" or collectively the "Funds"), is made to the Selling and Services Agreement and Fund Participation Agreement dated as of March 12, 2008 (the "Agreement"), as amended on December 15, 2009 and May 1, 2012.  Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties hereto have entered into that certain Selling and Services Agreement and Fund Participation Agreement, dated as of March 12, 2008, as previously amended (the "Agreement"); and

WHEREAS, the parties desire to further amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the preambles and the agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Amendment

1.   The following sentence is added to Section 5, “Servicing Fees”;

                  “The parties recognize and agree that the fees set forth in Schedule B are for shareholder and administrative services provided by ING, and are not for”
            investment advisory or distribution services.”

      2.   Schedule B to the Agreement is replaced in its entirety with the attached Second
            Revised Schedule B.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date and year set forth above;

ING Life Insurance and Annuity Company		Thornburg Investment Management, Inc.

By:	/s/ Michelle Sheiowitz	By:	/s/Sasha Wilcoxon
Printed Name:	Michelle Sheiowitz	Name Printed:	Sasha Wilcoxon
Title: Vice President		Title:	Managing Director

ING Financial Advisers, LLC		Thornburg Securities Corporation

By:	/s/Patrick J. Kennedy	By:	/s/ Keith A. Maestas
Printed Name: Patrick J. Kennedy		Name Printed:	Keith A. Maestas
Title: COO/VP		Title:	Vice President

ING Institutional Plan Services, LLC

By:	/s/Michelle Sheiowitz
Printed Name: Michelle Sheiowitz
Title: Vice President

SECOND REVISED SCHEDULE B

Servicing Fees

Adviser will pay ING an annual servicing fee equal to the percentage indicated below for each Fund times the average daily Net Asset Value of shares of the Fund invested through the Contracts or through ING's arrangements with Plans.  Such fee will be paid quarterly. Notwithstanding anything else contained herein or in the Agreement, the account Servicer understands and agrees that Thornburg shall not pay the Account Servicer any Servicing Fee with respect to assets of the Funds which are held on behalf of defined benefit plans.

Fund                             Share Class               CUSIP                          Symbol             Annual Fee

Value                                     R3                   885-215-533                  TVRFX             ___%

International Value                  R3                   885-215-525                  TGVRX            ___%

Core Growth                           R3                   885-215-517                  THCRX             ___%

Income Builder                       R3                   885-215-384                  TIBRX              ___%

International Growth               R3                   885-215-178                  TIGVX             ___%

Global Opportunities               R3                   885-215-145                  THORX            ___%

Ltd Term US Govt                  R3                   885-215-491                  LTURX             ___%

Ltd Term Income                    R3                   885-215-483                  THIRX              ___%

Strategic Income                     R3                   885-216-887                  TSIRX              ___%

Value                                     R4                   885-215-277                  TVIRX              ___%

International Value                  R4                   885-215-269                  THVRX            ___%

Core Growth                           R4                   885-215-251                  TCGRX             ___%

Income Builder                       R4                   885-215-186                  TIBGX              ___%

International Growth               R4                   885-215-160                  TINVX             ___%

Global Opportunities               R4                   885-215-137                  THOVX            ___%

Ltd Term Income                    R4                   885-21-762                    THRIX              ___%

Ltd Term US Govt                  R4                   885-216-747                  LTUGX             ___%

Strategic Income                     R4                   885-216-754                  TSRIX              ___%

Value                                     R5                   885-215-376                  TVRRX             ___%

International Value                  R5                   885-215-368                  TIVRX              ___%

Core Growth                           R5                   885-215-350                  THGRX            ___%

Income Builder                       R5                   885-215-236                  TIBMX             ___%

International Growth               R5                   885-215-152                  TINFX              ___%

Global Opportunities               R5                   885-215-129                  THOFX             ___%

Developing World                   R5                   885-216-846                  THDRX            ___%

Ltd Term US Govt                  R5                   885-216-861                  LTGRX             ___%

Ltd Term Income                    R5                   885-216-853                  THRRX             ___%

Strategic Income                     R5                   885-216-879                  TSRRX             ___%

International Value                  R6                   885-216-804                  TGIRX              ___%
International Growth               R6                   885-216-820                  THGIX             ___%
International Value                  R6                   885-216-838                  TDWRX            ___%